UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2015 (October 20, 2015)

PACIFIC SPECIAL ACQUISITION CORP.

 (Exact name of registrant as specified in its charter)

British Virgin Islands	001- 37593	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

855 Pudong South Road, The World Plaza, 27th Floor

Pudong, Shanghai

China 200120

(Address of principal executive offices, including Zip Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

On October 20, 2015, Pacific Special Acquisition Corp. (the “Company”) consummated its initial public offering (“IPO”) of 5,000,000 Units (“Units”), each Unit consisting of one ordinary share, one right, and one warrant. Each right entitles the holder to receive one-tenth (1/10) of an ordinary share on the consummation of an initial business combination. Each warrant entitles the holder thereof to purchase one-half of one ordinary share, at a price of $12.00 per full share. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $50,000,000. The underwriters of the IPO were granted an option to purchase up to an additional 750,000 Units to cover over-allotments, if any.

On October 20, 2015, simultaneously with the consummation of the IPO, the Company completed a private placement (“Private Placement”) of an aggregate of 477,500 units or “private units,” at $10.00 per unit, among which 452,500 units were purchased by Zhengqi International Holding Limited (our “sponsor”) and 25,000 units were purchased by EarlyBirdCapital, generating gross proceeds of $4,775,000. Each Private Unit is comprised of one ordinary share, one right, and one warrant. Each right entitles the holder to receive one-tenth (1/10) of an ordinary share on the consummation of an initial business combination. Each warrant entitles the holder thereof to purchase one-half of one ordinary share, at a price of $12.00 per full share.

A total of $52,000,000 of the net proceeds from the IPO and the Private Placement were placed in a trust account established for the benefit of the Company’s public shareholders.  An audited balance sheet as of October 20, 2015 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Exhibit Number	Description
99.1	Audited Balance Sheet

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 26, 2015	PACIFIC SPECIAL ACQUISITION CORP.

	By:	/s/ Zhouhong Peng
Name: Zhouhong Peng
Title: Chief Executive Officer

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